Exhibit (j)(2)


                         CONSENT OF ERNST & YOUNG LLP,
                 REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and to the incorporation by reference in this Registration Statement (Form N-1A) (Pre-Effective Amendment No. 2 to
File No. 333-133691; Amendment No. 2 to File No. 811-21897) of The Roxbury Funds of our report on the Roxbury Mid-Cap Fund and Roxbury Small-Cap Growth Fund series of WT Mutual Fund dated August 11, 2006, included in the 2006 Annual Report to shareholders.


/s/ ERNST & YOUNG LLP
_____________________
ERNST & YOUNG LLP

Philadelphia, Pennsylvania
October 19, 2006